Emergent Capital, Inc. Announces Second Quarter 2019 Results

Boca Raton, Fla., July 10, 2019 – Emergent Capital, Inc. (OTCQX: EMGC) ("Emergent" or the "Company"), today announced its financial results for the three and six months ended May 31, 2019.

Second Quarter 2019 Financial Highlights
As a result of a resolution adopted by the Board of Directors on September 7, 2018 that changed the Company's fiscal year end from December 31st to November 30th , our results for the second quarter covers the period from March 1, 2019 to May 31, 2019. To aid investors, the results of the second quarter of 2019 are being presented to the directly comparable period last year, but are not comparable to the results previously filed with the SEC in its Quarterly Report on Form 10-Q on August 14, 2018, for the second quarter of 2018 which covers April 1, 2018 to June 30, 2018. Additionally, given the ongoing Chapter 11 case of Lamington Road Designated Activity Company ("Lamington"), Lamington and its subsidiaries' (White Eagle Asset Portfolio, LP ("White Eagle"), White Eagle General Partner, LLC ("WEGP") and Lamington Road Bermuda Limited) financial results are excluded from the Company’s consolidated results for the three and six months ended May 31, 2019, and therefore, our 2019 results are not comparable with 2018.

Consolidated Results

Income from continuing operations for the three months ended May 31, 2019 (the "2019 Period") was $12,000 compared to $2.5 million for the three months ended May 31, 2018 (the "2018 Period") and was significantly impacted by the deconsolidation of Lamington and related subsidiaries. Income for the 2018 Period mainly includes net gain on maturity of $13.9 million which is attributable to eight policies maturity. There were no maturities for the consolidated entities for the 2019 Period.

Total expense from continuing operations for the 2019 Period was approximately $22.7 million compared to $9.5 million for the 2018 Period. Expense from continuing operations for the 2019 Period includes approximately $18.8 million which represents a reduction of our investment in the deconsolidated subsidiaries. The fair value of $77.2 million has inherent estimates including, but not limited to, when Lamington and related subsidiaries will emerge from bankruptcy, the estimated discount rate, the value of the debt under the White Eagle Revolving Credit Facility, as well as other factors inherent in the valuation process.

Expense also includes interest expense of approximately $2.8 million for the 2019 Period was and was mainly comprised of interest expense of approximately $1.3 million on the 5% Convertible Notes, $1.5 million on the 8.5% Senior Secured Notes and $25,000 on the 8.5% Convertible Notes.

Deconsolidated Subsidiaries Results

Total income for the deconsolidated subsidiaries was a loss of $16.9 million and mainly comprised change in fair value of life settlements loss of approximately $17.1 million. Our deconsolidated subsidiaries had eight life insurance policies with face amounts totaling $45.6 million matured. The net gain of these maturities was $34.6 million and is recorded as a change in fair value of life settlements in the deconsolidated statements of operations for the quarter ended May 31, 2019. Proceeds from maturities totaling $18.3 million were received during the quarter ended May 31, 2019. White Eagle recorded a $46.2 million receivable for maturity of life settlements at May 31, 2019.

On May 22, 2019, a settlement in the amount of $21.3 million was signed between Lincoln Benefit Life Company, White Eagle Asset Portfolio, L.P. and Emergent Capital, Inc. pursuant to which Lincoln Benefit, agreed to not to contest the 55 life insurance policies that are presently owned by White Eagle policies and Emergent Capital agreed to drop its legal action against Allstate Life Insurance Company and settle for $2.0 million. The settlement relates to six separate legal actions pertaining to the validity of certain White Eagle policies and receivables for maturities of life settlements totaling $39.1 million. The settlement of the litigation was approved by the Bankruptcy Court in June 2019, and accordingly, the receivable for maturities of life settlement was adjusted to reflect the reduction which resulted in approximately $17.8 million recorded as change in fair value of life settlements loss in the condensed and consolidated financial statements of the Debtors at May 31, 2019. The $2.0 million settlement related to the Allstate lawsuit will be recorded upon receipt. All amounts were received in June 2019.

Our deconsolidated subsidiaries expense was significantly impacted by change in fair value of the White Eagle Revolving Credit Facility of approximately of approximately $29.1 million, which is mainly attributable the projected early repayment of the White Eagle Revolving Credit Facility due to the Chapter 11 filings. The calculation incorporates a probability weighted assessment of expected cash flows based on the Settlement Agreement approved by the Bankruptcy Court.

Other items impacting expenses were interest expense of $2.6 million, reorganization cost of $6.7 million, administrative services fees of $1.3 million, legal fees of $627,000 and professional fees.

The following table provides a summary of the components of income from the Company's consolidated and deconsolidated life settlements.

	Three Months Ended May 31, 2019	Three Months Ended May 31, 2018
Consolidated
Change in estimated probabilistic cash flows	$83	$25,076
Premiums paid during period	(77)	(24,164)
Change in life expectancy evaluation	—	(12,369)
Realized gain on maturities	—	13,872
Change in fair value of life settlements	$6	$2,415

Deconsolidated
Change in estimated probabilistic cash flows	$18,391	$—
Premiums paid during period	(25,700)	—
Change in life expectancy evaluation	(26,574)	—
Receivable for maturity of life settlement write off	(17,800)	—
Realized gain on maturities	34,608	—
Change in fair value of life settlements	$(17,075)	$—

The Company reported a net loss from continuing operations of $25.9 million, or $(0.16) per diluted share for the 2019 Period, compared to a net loss from continuing operations of $6.9 million, or $(0.04) per diluted share for the 2018 Period.
Our income for the 2019 Period, was impacted by income tax expense of approximately $3.2 million compared to tax benefit of approximately $3.2 million for the 2018 Period, the tax benefits for 2018 represents reversal of estimated cash taxes to be paid of approximately $878,000 and deferred tax expense of approximately $2.3 million.

Six Months Ended May 31, 2019

Consolidated Results

Total loss from continuing operations for the six months ended May 31, 2019 was $63.3 million compared to $2.0 million for the same period last year. Loss was significantly impacted by the deconsolidation of Lamington and its subsidiaries. Income for 2018 mainly includes net gain on maturity of $28.0 million which is attributable to the maturity, 12 policies. There were no maturities for the consolidated entities for the 2019 Period.

Total expenses from continuing operations for the six months ended May 31, 2019 was approximately $60.1 million compared to $19.4 million for the same period last year. Expense from continuing operations for the six months ended May 31, 2019 includes approximately $52.8 million which represents a reduction of our investment in the deconsolidated subsidiaries. Expense also includes interest of $2.5 million on the 5% Convertible Notes, $2.9 million on the 8.5% Senior Secured Notes and $71,000 on the 8.5% Convertible Notes.
Total expenses from continuing operations for the six months ended May 31, 2018 were mainly comprised of interest expense on the White Eagle Revolving Credit Facility of $10.9 million, $2.5 million on the 5% Convertible Notes, $1.6 million on the 8.5% Senior Secured Notes and $92,000 on the 8.5% Convertible Notes; offset by a change in the fair value gain for the White Eagle Revolving Credit Facility of $4.6 million.
Deconsolidated Subsidiaries Results

Total income for the deconsolidated subsidiaries was a loss of $29.5 million and mainly comprised change in fair value of life settlements loss of approximately $29.8 million. Our deconsolidated subsidiaries had 12 life insurance policies with face amounts totaling $68.6 million matured. The net gain of these maturities was $50.3 million and is recorded as a change in fair value of life settlements in the deconsolidated statements of operations for the quarter ended May 31, 2019. Proceeds from maturities totaling $32.3 million were received during the six months ended May 31, 2019.

Our deconsolidated subsidiaries expense was significantly impacted by change in fair value of the White Eagle Revolving Credit Facility of approximately $43.7 million. Other items impacting expenses were interest expense of $5.0 million, reorganization cost of $8.6 million, administrative services fees of $2.8 million, legal fees of $1.2 million and professional fees of 1.0 million.

The following table provides a summary of the components of income from the Company's consolidated and deconsolidated life settlements.

	Six Months Ended May 31, 2019	Six Months Ended May 31, 2018
Consolidated
Change in estimated probabilistic cash flows	$83	49,963
Premiums paid during period	(77)	(44,990)
Change in life expectancy evaluation	—	(19,078)
Realized gain on maturities	—	28,000
Change in fair value of life settlements	$6	$13,895

Deconsolidated
Change in estimated probabilistic cash flows	$41,068	$—
Premiums paid during period	(50,947)	—
Change in life expectancy evaluation	(52,447)	—
Receivable for maturity of life settlement write off	(17,800)
Realized gain on maturities	50,301	—
Change in fair value of life settlements	$(29,825)	$—

At May 31, 2019, we had approximately $1.4 million of cash and cash equivalents and certificates of deposit of $506,000. Of this amount, approximately $1.4 million was available to pay premiums on two policies that have not been pledged as collateral under the White Eagle Revolving Credit Facility and for other overhead expenses, with approximately $8.7 million restricted to the White Eagle Revolving Credit Facility. The Company had 158,051,803 shares outstanding, treasury shares of 608,000 and an undiluted book value of $0.23 per share at May 31, 2019.

Life Settlements Portfolio Highlights

As of May 31, 2019, we owned 2 policies with an estimated fair value of $1.3 million compared to 2 policies with an estimated fair value of $1.2 million at November 30, 2018.The weighted average discount rate was 14.5% at each of May 31, 2019 and November 30, 2018.
As of May 31, 2019, White Eagle owned 574 policies with an estimated fair value of $475.6 million and an aggregate death benefit of $2.7 billion. All 574 policies were pledged under the White Eagle Revolving Credit Facility. White Eagle also recorded a $46.2 million receivable for maturity of life settlements at May 31, 2019 relating to policies pledged under the White Eagle Revolving Credit Facility. These policies have been excluded from the Company results as of May 31, 2019 due to the deconsolidation resulting from bankruptcy filing of White Eagle's parent.
Of these 574 policies owned as of May 31, 2019, 503 were previously premium financed and are valued using discount rates that range from 12.25% – 19.25%. The remaining 71 policies are valued using discount rates that range from 12.25% – 13.25%.
During the 2019 Period, 12 life insurance policies that served as collateral under the White Eagle Revolving Credit Facility matured with a face value totaling $68.6 million.

About Emergent Capital, Inc.
Emergent (OTCQX: EMGC) is a specialty finance company that invests in life settlements. More information about Emergent can be found at www.emergentcapital.com.

Safe Harbor Statement
This press release may contain certain "forward-looking statements" relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.

Company Contact:

Investor Relations
Rob Fink
FNK IR
646.809.4048
IR@emergentcapital.com
www.emergentcapital.com

# # #

-SELECTED FINANCIAL TABLES FOLLOW-

Emergent Capital, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended May 31,		Six Months Ended May 31,
	2019	2018	2019	2018
	(in thousands, except share and per share data)
Income
Change in fair value of life settlements	$4	$2,415	$6	$13,895
Other income	8	119	17	243
Total income	12	2,534	23	14,138
Expenses
Interest expense	2,775	7,817	5,538	15,419
Change in fair value of investment in deconsolidated subsidiaries	—	—	52,769	—
Change in fair value of White Eagle Revolving Credit Facility	18,804	(3,002)	—	(4,626)
Personnel costs	138	873	307	1,660
Legal fees	725	1,375	720	2,927
Professional fees	(57)	1,668	278	2,623
Insurance	217	203	396	400
Other selling, general and administrative expenses	60	532	124	1,010
Total expenses	22,662	9,466	60,132	19,413
Income (loss) from continuing operations before income taxes	(22,650)	(6,932)	(60,109)	(5,275)
(Benefit) provision for income taxes	3,218	(19)	3,218	(3,230)
Net income (loss) from continuing operations	$(25,868)	$(6,913)	$(63,327)	$(2,045)
Discontinued Operations:
Income (loss) from discontinued operations before income taxes	(16)	20	(33)	3
(Benefit) provision for income taxes	—	—	—	—
Net income (loss) from discontinued operations	(16)	20	(33)	3
Net income (loss)	$(25,884)	$(6,893)	$(63,360)	$(2,042)
Basic and diluted (loss) income per common share:
Continuing operations	$(0.16)	$(0.04)	$(0.40)	$(0.01)
Discontinued operations	$—	$—	$—	$—
Net income (loss) - basic and diluted	$(0.16)	$(0.04)	$(0.40)	$(0.01)
Weighted average shares outstanding:
Basic and diluted	156,960,046	156,014,138	156,939,797	155,954,652

Emergent Capital, Inc.
CONSOLIDATED BALANCE SHEETS

	May 31, 2019	November 30, 2018*

	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$1,424	$1,209
Certificates of deposit	506	500
Prepaid expenses and other assets	1,212	657
Deposits - other	1,377	1,377
Life settlements, at estimated fair value	1,255	1,172
Fixed assets, net	49	78
Investment in deconsolidated subsidiaries (Note 4)	77,177	128,795
Investment in affiliates	2,384	2,384
Deferred tax asset, net	—	576
Total assets	$85,384	$136,748
LIABILITIES AND STOCKHOLDERS’ DEFICIT/EQUITY
Liabilities
Accounts payable and accrued expenses	1,947	$2,446
Other liabilities	173	194
Interest payable - 8.5% Convertible Notes (Note 12)	88	37
8.5% Convertible Notes, net of discount and deferred debt costs (Note 12)	1,194	1,173
Interest payable - 5.0% Convertible Notes (Note 13)	1,116	1,116
5.0% Convertible Notes, net of discount and deferred debt costs (Note 13)	70,363	69,742
Interest payable - 8.5% Senior Secured Notes (Note 14)	1,064	628
8.5% Senior Secured Notes, net of deferred debt costs (Note 14)	42,720	34,170
Total liabilities	121,307	109,506
Commitments and Contingencies (Note 17)
Stockholders’ Deficit/Equity
Common stock (par value $0.01 per share, 415,000,000 authorized at May 31, 2019 and November 30, 2018; 158,659,803 issued and 158,051,803 outstanding as of May 31, 2019;158,733,928 issued and 158,125,928 outstanding as of November 30, 2018)	1,587	1,587
Preferred stock (par value $0.01 per share, 40,000,000 authorized; 0 issued and outstanding as of May 31, 2019 and November 30, 2018)	—	—
Treasury Stock, net of issuance cost (608,000 shares as of May 31,2019 and November 30, 2018)	(2,534)	(2,534)
Additional paid-in-capital	334,393	334,198
Accumulated deficit	(369,369)	(306,009)
Total stockholders’ deficit/equity	(35,923)	27,242
Total liabilities and stockholders’ deficit/equity	$85,384	$136,748
 *    Derived from audited consolidated financial statements.

Selected Operating Data (dollars in thousands):

	Three Months Ended May 31,		Six Months Ended May 31,
	2019	2018	2019	2018
Consolidated
End of Period — Policies Owned
Number of policies owned	2	596	2	596
Average age of insured	78.2	83.8	78.2	83.8
Average death benefit per policy	$6,000	$4,743	$6,000	$4,743
Average Life Expectancy — Calculated LE (Years)	11.8	8.1	11.8	8.1
Aggregate Death Benefit	$12,000	$2,826,568	$12,000	$2,826,568
Aggregate fair value	$1,255	$562,736	$1,255	$562,736
Monthly premium — average per policy	$7.3	$13.2	$7.3	$13.2

Period Maturities
Number of policies matured	—	8	—	12
Average age of insured at maturity	—	86.1	—	86.1
Average life expectancy - Calculated LE (Years)	—	3.0	—	3.0
Aggregate death benefit	$—	$31,235	$—	$53,935
Gains on maturity	$—	$13,872	$—	$28,000
Proceeds collected	$—	$21,700	$—	$31,804

White Eagle Portfolio - Deconsolidated
End of Period-Policies Owned
Number of policies owned	574	—	574	—
Average age of insured	84.8	—	84.8	—
Average death benefit per policy	$4,718	$—	$4,718	$—
Average life expectancy—Calculated LE (Years)	8.7	—	8.7	—
Aggregate death benefit	$2,707,976	$—	$2,707,976	$—
Aggregate fair value	$475,551	$—	$475,551	$—
Monthly premium—average per policy	$15.5	$—	$15.5	$—

Period Maturities - Consolidated
Number of policies matured	8	—	12	—
Average age of insured at maturity	85.8	—	85.5	—
Average life expectancy - Calculated LE (Years)	7.4	—	6.9	—
Aggregate death benefit	$45,605	$—	$68,606	$—
Gains on maturity	$34,608	$—	$50,301	$—
Proceeds collected	$18,342	$—	$32,342	$—

Company Contact:

Investor Relations
Rob Fink
FNK IR
646.809.4048
IR@emergentcapital.com
www.emergentcapital.com